UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 12, 2008
 Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)

50 Old Webster Road
 Oxford, Massachusetts 01540
 (Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (508) 373-1100

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 8.01 OTHER EVENTS

Certain directors and officers of IPG Photonics Corporation (the “Company”) adopted pre-arranged trading plans (each, a “Plan”) designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding stock transactions. Under Rule 10b5-1, directors, officers and other persons who are not in possession of material non-public information may adopt a plan or contract for pre-arranged sales of Company securities under specified conditions and at specified times. Using these Plans, insiders can gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce market impact and avoid concerns about transactions occurring at a time when they might possess inside information.

The Plan adopted by Denis Gapontsev, the Company’s Vice President of Research and Development provides for the sale of up to a total of 60,000 shares over a period of approximately nine months beginning July 12, 2008, unless terminated sooner in certain circumstances. Shares will be sold under the Plan on the open market at prevailing market prices, subject to minimum price thresholds. Dr. Gapontsev previously reported on a Form 4 filed August 7, 2008 that he had sold 20,000 shares under such plan.

The Plan adopted by Robert A. Blair, a member of the Company’s Board of Directors, provides for the sale of up to a total of 50,000 shares over a period of approximately six months beginning September 11, 2008, unless terminated sooner in certain circumstances. Shares will be sold under the Plan on the open market at prevailing market prices, subject to minimum price thresholds. Mr. Blair previously reported on a Form 4 filed September 15, 2008 that he had sold 30,000 shares under such plan.

The Plan adopted by Timothy P.V. Mammen, the Company’s Vice President and Chief Financial Officer, provides for the sale of up to a total of 100,000 shares over a period of approximately five months beginning October 3, 2008, unless terminated sooner in certain circumstances. Of these shares, 70,002 shares will be acquired through the exercise of stock options. Shares will be sold under the Plan on the open market at prevailing market prices, subject to minimum price thresholds.

The Plan adopted by Angelo P. Lopresti, the Company’s Vice President, General Counsel and Secretary, provides for the sale of up to a total of 48,879 shares over a period of approximately seven months beginning October 15, 2008, unless terminated sooner in certain circumstances. Of these shares, 48,879 shares will be acquired through the exercise of stock options. Shares will be sold under the Plan on the open market at prevailing market prices, subject to minimum price thresholds.

The Plan adopted by Eugene Shcherbakov, a member of the Company’s Board of Directors, and the general manager of IPG Laser GmbH, provides for the sale of up to a total of 39,995 shares over a period of approximately five months beginning October 16, 2008, unless terminated sooner in certain circumstances. Shares will be sold under the Plan on the open market at prevailing market prices, subject to minimum price thresholds.

The Company does not undertake to report Plans that may be adopted by any employees or directors of the Company in the future, or to report any modification or termination of any Plan, except to the extent required by law.

2

 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION
September 25, 2008	By:	/s/ Angelo P. Lopresti
Angelo P. Lopresti
Vice President, General Counsel and
Secretary

3